EXHIBIT 99i

Nascent Biotech Announces the Completion of $1,451,000 Private Equity Raise.

Thursday November 2, 2017

Dateline: Vero Beach, FL, USA

Vero Beach, FL, USA. - Nascent Biotech, Inc. (OTC: NBIO), today announced the completion of a $1,451,000 in private equity raises consisting of a combination of common stock and warrants. The first tranche of $305,000 closed in February 2017 and the second tranche of $1,146,000 closed in September, 2017.

Nascent President and CEO Sean Carrick said, “We are very pleased to have completed this round of Financing.” Mr. Carrick also stated, “The financing just completed is scheduled to provide the Company with funds required through IND clearance and into the preparation for Phase 1 human clinical studies.”

Nascent previously received orphan drug designations from the US FDA for the brain and pancreatic cancer indications.

Nascent Biotech Inc:

Nascent Biotech, Inc is a clinical-stage biotech company engaged in the development of monoclonal antibodies to be used in the treatment of various cancers. Its products are not commercially available. For further information please visit our website www.nascentbiotech.com .

Safe Harbor:

Statements in this press release about our future expectations constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. These risks and uncertainties include, without limitation, Nascent Biotech Inc's ability to target the medical professionals; Nascent Biotech Inc's ability to raise capital; as well as other risks. Additional information about these and other factors may be described in the Nascent Biotech Inc's Form 10, filed on May 2, 2015, and future subsequent filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.

Contact Information:

Nascent Biotech, Inc.

Sean Carrick

President|CEO

772.713.0541

sean.carrick@nascentbiotech.com